Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANT

I hereby consent to the use in this Form S-8 Registration Statement of X-Factor Communications Holdings, Inc. of my report dated April 30, 2012, relating to the financial statements of Organic Spice Imports, Inc. as of and for the years ended March 31, 2012 and 2011, which is incorporated by reference into such Form S-8.

/s/Stan J. H. Lee, CPA
Fort Lee, New Jersey
December 10, 2012